AGREEMENT FOR PURCHASE AND SALE OF ASSETS


         This AGREEMENT FOR PURCHASE AND SALE OF ASSETS, hereafter referred to as the "Agreement", is made this _______ day of May, 1997, by and between Kirby Bond, a single man, hereafter referred to as "Buyer", and Western Country Clubs, Inc., a Colorado corporation, hereafter referred to as "Seller".

         RECITALS:

         A. WHEREAS, Seller is the owner of the issued and outstanding stock of WCWW Acquisition Corporation, an Arizona corporation, which is the owner of the following:

             1. that certain State of Arizona Bar License, number 06100208, hereafter referred to as the "License", and

             2. the furniture, fixtures and equipment used with the License, as set forth on the attached Equipment List.

The items listed as 1 and 2 of this paragraph A are hereafter referred to as the "Assets".

         B. WHEREAS, Seller desires to sell the Assets to Buyer and Buyer desires to purchase the Assets from Seller on the terms and subject to the conditions of this Agreement, and

         C.  WHEREAS, Seller is also the tenant of the following:

             1. that certain real property located at 4385 West Ina Road, Marana, Arizona leased from 4385 W. Ina Partners which is used for the operation of the Business, hereafter referred to as the "Ina Partners Lease".

             2. that certain real property located at 7045 North Camino Martin leased from Buckaroos, Inc., a New Mexico corporation, which is used to provide parking space for the patrons of the Business, hereafter referred to as the "Buckaroos Parking Lease".

         D. WHEREAS, the parties agree that Buyer shall obtain a new lease from 4385 W. Ina Partners for the property at 4385 West Ina Road, Marana, Arizona, and

         E. WHEREAS, Seller desires to assign to Buyer the Buckaroos Parking Lease.

           TERMS AND CONDITIONS:

         In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                   ARTICLE ONE

                           PURCHASE AND SALE OF ASSETS

         1.01 Sale of Assets. Subject to the terms and conditions set forth in this Agreement Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, the Assets described in paragraph A.

         1.02 Consideration. As full payment for the sale of the Assets from Seller to Buyer, Buyer shall pay to Seller the amount of Three Hundred Twenty-five Thousand Dollars ($325,000.00) as follows:

                  (a) One Hundred Thousand Dollars ($100,000.00), which shall be paid to Seller on May 3, 1997.

                  (b) Thirty Thousand Dollars ($30,000.00), which shall be paid to Seller at the rate of Ten Thousand Dollars ($10,000.00) per month for the months of June, July and August 1997.

                  (c) One Hundred Ninety-five Thousand Dollars ($195,000-00) by a Promissory Note payable to Seller, with interest at the annual rate of eight per cent (8%) calculated from October 1, 1997, with monthly payments in the amount of Seven Thousand Five Hundred Dollars ($7,500.00), beginning November 1, 1997, all principal and interest due and payable at the end of twenty-four months from October 1, 1997.

The purchase price of Three Hundred Twenty-five Thousand Dollars ($325,000.00) shall be allocated as follows:

                    Equipment                  $290,000.00
                    License                     $35,000.00

The foregoing allocations shall be binding upon the parties. Seller and Buyer shall utilize the allocations for federal and state tax reporting requirements.

         1.03 Security Interest. To secure his performance due under the Promissory Note, Buyer shall grant to Seller a Security Interest in the Assets. Buyer shall document the Security Interest in the form of a Security Agreement. Buyer shall also execute an appropriate UCC Financing statement for filing with the Arizona Secretary of State and Statement of Legal or Equitable Interest for filing with the Arizona Department of Liquor Licenses and Control.


                                   ARTICLE TWO

                                      LEASE

         2.01  Lease.  Buyer is responsible to enter into a new lease with 4385
W. Ina Partners for the lease of the property at 4385 West Ina Road, Marana, Arizona. Seller shall assign to Buyer its obligations under the Buckaroos Parking Lease.

                                  ARTICLE THREE

         3.01 Resolution of Consulting Agreement. The parties agree to resolve on terms mutually agreeable the Consulting Agreement previously made in 1994 between Seller and Buyer.

                                  ARTICLE FOUR

                              Buyer's Legal Entity

         4.01 Entity. Buyer may establish a corporation, limited liability company or other entity to take title to the Assets and to be the Tenant under the Lease to be made with 4385 W. Ina Partners and to be the Assignee of the Buckaroos Parking Lease.

                                  ARTICLE FIVE

                            EXCLUSIONS AND CONDITIONS

         5.01  Tradename.  The  tradenames  of  the  Business,   "Stampede"  and
"Acapulco Joe's", including any and all goodwill associated therewith are specifically excluded from the Assets being sold hereunder from Seller to Buyer. No property other than the Assets are being sold under this Agreement.

         5.02 Seller's Liabilities. Seller shall be responsible for all liabilities incurred prior to May 3, 1997, the date for Transfer of Possession. on or before Transfer of Possession, Seller shall terminate any contracts or agreements affecting the Assets being sold hereunder. Buyer shall not be responsible for any liability incurred by Seller prior to Closing. Buyer shall assume no liabilities owed by Seller. If Seller refuses to discharge a liability owed by it and if Buyer is required to satisfy an obligation owed by Seller after Seller's refusal to pay the same, then Buyer may offset any payments made out of any monies owed from Buyer to Seller under the Promissory Note. This provision shall survive the Closing of this Agreement.

         5.03  Inspection.   Buyer  may  inspect  and  approve  the  Assets  and
the  Premises,  including  the items comprising the Equipment List.

         5.04 Risk of Loss or Damage. Until the Transfer of Possession, all risk of loss or damage to the Assets or the Premises shall be Seller's responsibility. Buyer shall assume all risk of loss or damage to the Assets or the Premises following the Transfer of Possession.

         5.06 Continuity of Business operations. From the execution of this agreement until the Transfer of Possession, Seller agrees to continue to operate the Business in its usual and customary course. Seller agrees to conduct its Business in accordance with sound and prudent business practices.

         5.07 Seller's Employees. Any agreements, contracts or other understandings made between Seller and its employees shall remain the obligation of Seller. Upon its execution of this Agreement, Seller shall inform its employees of the sale of the Business hereunder. Buyer shall have no obligations of any kind to Seller's employees. At his sole discretion, Buyer may elect to retain none, some or all of Seller's employees.

                                   ARTICLE SIX
                    REPRESENTATIONS AND WARRANTIES OF-SELLER

         6.01 Condition of Assets. Seller represents that it may lawfully transfer the License to Buyer. Seller makes no warranty or guarantee with regard to the condition of the items on the Equipment List and Buyer is acquiring the Assets in their "WHERE IS-AS IS" condition.

         6.02 Title. Seller is the owner, beneficially and of record, of all the Assets. This provision shall survive the Closing of this Agreement.

         6.03 Other Property. The Equipment List to be prepared and attached to this Agreement is a complete and accurate schedule describing, and specifying the location of all equipment, furniture, and trade fixtures owned by, in the possession of, or used by Seller in connection with its business.

         6.04 Real Property. Nothing in this Agreement purports to convey any interest, by lease, deed or any other instrument, in the property at 4385 West Ina Road, Marana, Arizona. Buyer acknowledges that he will be required to obtain a new lease.

         6.05 Compliance with Laws. To the best of its knowledge, Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting the Assets, the property at 4385 West Ina Road, Marana, Arizona or the operation of its Business. Seller further warrants that the Business is or will be in full compliance with all applicable laws, rules and any other regulations affecting the Business until the Closing. This provision shall survive the Closing of this Agreement.

         6.06 Litigation. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending, to the best of Seller's knowledge, threatened, against or affecting Seller or its

Business or the Assets. Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                                  ARTICLE SEVEN

                           OBLIGATIONS BEFORE CLOSING

         7.01 Access to Assets. Buyer and his counsel, accountants, and other representatives shall have full access during normal business hours to inspect any or all of the Assets.

         7.02 Information. Buyer and his counsel, accountants, and other representatives shall be provided with any information requested from Seller pertaining to the triple net expenses of the property at 4385 West Ina Road, Marana, Arizona, including real property taxes, fire insurance and maintenance.

         7.03 Insurance - Until the date for Transfer of Possession, Seller will continue to carry and maintain its existing policies of insurance. Seller agrees to provide Buyer with copies of existing insurance policies so that Buyer may elect whether to continue or to substitute carriers.

         7.04 Permits and Certificates. Until the date for Transfer of Possession, Seller shall maintain and keep current all permits, licenses and certificates required in connection with the operation of the Business or the occupancy of the Premises.

                                  ARTICLE EIGHT

                       BUYER'S OBLIGATIONS BEFORE CLOSING

         8.01 Confidentiality. Buyer agrees that, unless and until the Closing has been consummated, Buyer, his employees and other representatives will hold in strict confidence and will not use to the detriment of Seller any data or information obtained in connection with this agreement with respect to Seller's Business, the Assets or the property at 4385 West Ina Road, Marana, Arizona.

                                  ARTICLE NINE

                      CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         9.01 Buyer's Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the closing as though such representations and warranties were made on and as of that date.

         9.02 Buyer's Performance Buyer shall have paid the sum of one Hundred Thirty Thousand Dollars ($130,000.00) in the manner provided herein and shall have given to Seller a Promissory Note in the amount of One Hundred Ninety-five Thousand Dollars ($195,000.00) payable in the manner specified in this Agreement.

                                   ARTICLE TEN

                             TRANSFER OF POSSESSION

         10.01 Seller's obligations. On the date for Transfer of Possession, Seller shall deliver or cause to be delivered to Buyer:

                    (a) A bill of sale for the items set forth in the Equipment List.

                    (b) All keys needed or required to operate the items set forth on the Equipment List.

                    (c) An assignment of the Lease for the Buckaroos Parking Lease.

                    (d) Physical possession to the Premises, including all keys to all doors.

                    (e)  Any  and  all  permits,   licenses  and  certificates
                         required  by  any   governmental   agency  which  are
                         necessary for Buyer to operate a bar business.

         10.02 Buyer's Obligations. On the date for Transfer of Possession, Buyer shall deliver or cause to be delivered to Seller:

                    (a) A cashier's check in the amount of One Hundred Thousand Dollars ($100,000.00).

                    (b) A Promissory Note in the amount of One Hundred Ninety-five Thousand Dollars ($195,000.00) payable in the manner specified in this Agreement.

                    (c)  An assignment of the Buckaroos Parking Lease.

         10-03 Transfer of-Possession. "Transfer of Possession" shall occur on or before May 3, 1997, at a time to be mutually agreed upon by the parties hereto.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         11.01 Additional Acts or Documents. Buyer and Seller agree to execute and deliver any other additional documents as may be necessary to complete the transactions contemplated by this Agreement.

         11.02 Broker. Buyer and Seller represent and warrant that neither of them has retained the services of any broker or agent in connection with the transaction contemplated by this Agreement to whom any compensation, fee or commission would be owing. In the event any party hereto has retained the services of an agent or broker to whom any compensation, fee or commission is or becomes owing, the party retaining such services shall be solely responsible to pay any amount owing to such agent or broker in arranging the transaction contemplated by this Agreement.

         11.03 Expense. The parties shall each pay one-half of the costs and expenses incurred or to be incurred by it in negotiation and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         11-04 Headings. The subject headings of the Sections and Subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         11.05 Modification and Waiver. This Agreement constitutes the entire agreement between parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

         11.07 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reasons of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         11.08 Assignment. This Agreement shall be binding on and shall inure to
the  benefit  of  the  parties  thereto  and  their  respective   heirs,   legal
representatives, successors, and assigns.

         11.09 Specific Performance. The parties agree that the obligations owed under this Agreement are unique. If either party should default in its obligations under this Agreement, the parties acknowledge that it would be extremely impracticable to measure the other party's resulting damages. Accordingly, in addition to any other rights or remedies available at law, the non-defaulting party may sue the party claimed to be in default in equity for specific performance. Each party expressly waives the defense that a remedy in money damages should be adequate for the other party in this transaction.

         11.10 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

           To Seller at:

                  1601 N.W. Expressway, Suite 1610 Oklahoma City, Oklahoma 73118

           To Buyer at:

                  Kirby Bond
                  C/o Rockin' Rodeo
                  3745 Rosedale Highway
                  Bakersfield, California 93308

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

         11.11 Governing @w. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona and the parties hereto submit to the jurisdiction of the courts of the State of Arizona in the event any action or dispute arising herefrom.

         11.12 Time. Time is of the essence of this agreement and each and every provision herein.

         IN WITNESS WELEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

BUYER                                                         SELLER:
                                                   Western Country Clubs, Inc.



/s/Kirby Bone                                      By /s/ James E. Blacketer
-------------                                      -------------------------
Kirby Bone                                                James E. Blacketer
                                                          President